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                                                                   EXHIBIT 10.37


                   TECHNICAL SERVICES AND LICENSING AGREEMENT
                                      2001
                   Technical Services and Licensing Agreement

This agreement is made by the Shandong Lu Neng Huang Tai Industrial Group (hereinafter referred as Party A) and the American Pacific Aviation & Technology Corporation (hereinafter referred as Party B), based on the principle of mutual benefits and through friendly negotiations, and in accordance to the Equipment Purchase Agreement, for the provision of patent technology and technical services) by Party B to Party A for the production of contactless smart cards.

1. Party B shall provide the full set of technology (including technical process, operation rules, maintenance rules, inspecting and testing rules, management system and all drawings, information, software or patent technology) for the production of contactless smart cards and shall guarantee that the production equipment and products produced by Party A meet the requirements of the "Agreement for Purchase of Equipment".

2. Without the written permission of Party B, Party A shall not give the patent technology to any third party or shall not allow any third party to duplicate the equipment of Party B.

3. Party B shall be liable to any claim brought forth by any third party against Party A for the legitimate use of the patent technology.

4. Party B shall be responsible for providing all technical services of installation, trouble shooting, test running, receipt and acceptance, and shall solve all technical problems before receipt and acceptance to guarantee that the entire equipment set will produce 2500 pieces/hour. Party A shall provide lodging and food for technical experts of Party B and shall assign special staff to coordinate the project to ensure that installation, trouble shooting and test running go through smoothly. The period for installation and test running the equipment shall be two weeks. Expense of experts of Party B shall be assumed by Party B. Meal inside the factory and transportation within the city shall be provided by Party A.

5. Party B shall train the staff of Party A for a period of two weeks. Party A shall select qualified staff to receive training. In the event that members from Party A fail to master the production technology during the training period, said period



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     can be extended to three or four weeks, the cost of such extension shall be assumed by Party A.

6. Party B shall provide two technical staff to help Party A produce and provide technical support for six months when actual production begins. Expense of which shall be assumed by Party B.

7. Any expense involved in this agreement shall be included in the cost of purchasing the equipment. This agreement shall become effective at the same time with the "Equipment Purchase Agreement" and its supplementaries.

8.   Default
     Both parties shall execute the provisions of the agreement sincerely. In the event any party fails to execute any of the above provisions that causes the economic loss of other party, the defaulting party shall compensate the loss. Claims and penalties shall be executed according to Chapter IX of the "Agreement for Purchase of Equipment".

9.   Settlement of Dispute
     Any dispute over the agreement by Parties A and B shall be settled through friendly negotiation. In the event negotiation fails to settle the dispute, it shall be arbitrated by the China Economic and Foreign Trade Arbitration Committee in Beijing. Fee for arbitration shall be paid by the losing party.

10. This agreement shall contain four original copies, with each party holding two copies; and six copies of duplicates, with each party holding three copies. All copies bear equal validity.

PARTY A:
Shandong Lu Neng Huang Tai Industial Group (on behalf of the Shanghai Lu Neng China Card Smartcard Company Limited [tentative name]) Company Representative:
(signature)

PARTY B:
The American Pacific Aviation & Technology Corporation
Company Representative: (signature)

DATE SIGNED: September 6, 2001, at Pu Dong, Shanghai


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                            STATEMENT OF DIFFERENCES
                           -------------------------

The degree symbol shall be expressed as...........................     [d]
The plus minus sign shall be expressed as.........................      +-